                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               COLUMBIA EQUITY, LP

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS


     ARTICLE I        DEFINED TERMS...............................................................................1

     ARTICLE II       FORMATION OF PARTNERSHIP...................................................................10
         2.01         Name, Office and Registered Agent..........................................................10
         2.02         Partners...................................................................................10
         2.03         Term and Dissolution.......................................................................10
         2.04         Filing of Certificate and Perfection of Limited Partnership................................11
         2.05         Certificates Describing Partnership Units..................................................11

      ARTICLE III     BUSINESS OF THE PARTNERSHIP................................................................11

      ARTICLE IV      CAPITAL CONTRIBUTIONS AND ACCOUNTS.........................................................12
         4.01         Capital Contributions......................................................................12
         4.02         Additional Capital Contributions and Issuances of Additional Partnership Interests.........12
         4.03         Additional Funding.........................................................................14
         4.04         LTIP Units.................................................................................20
         4.05         Conversion of LTIP Units...................................................................20
         4.06         Capital Accounts...........................................................................20
         4.07         Percentage Interests.......................................................................21
         4.08         No Interest on Contributions...............................................................21
         4.09         Return of Capital Contributions............................................................21
         4.10         No Third Party Beneficiary.................................................................21

     ARTICLE V        PROFITS AND LOSSES; DISTRIBUTIONS..........................................................22
         5.01         Allocation of Profit and Loss..............................................................22
         5.02         Distribution of Cash.......................................................................24
         5.03         REIT Distribution Requirements.............................................................25
         5.04         No Right to Distributions in Kind..........................................................25
         5.05         Limitations on Return of Capital Contributions.............................................25
         5.06         Distributions Upon Liquidation.............................................................25
         5.07         Substantial Economic Effect................................................................26

     ARTICLE VI       RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER......................................26
         6.01         Management of the Partnership..............................................................26
         6.02         Delegation of Authority....................................................................29
         6.03         Indemnification and Exculpation of Indemnitees.............................................29
         6.04         Liability of the General Partner...........................................................30
         6.05         Partnership Obligations....................................................................31
         6.06         Outside Activities.........................................................................32
         6.07         Employment or Retention of Affiliates......................................................32
         6.08         General Partner Activities.................................................................32
         6.09         Title to Partnership Assets................................................................33
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




         6.10         Redemption of General Partner Partnership Units............................................33

     ARTICLE VII      CHANGES IN GENERAL PARTNER.................................................................33
         7.01         Transfer of the General Partner's Partnership Interest.....................................33
         7.02         Admission of a Substitute or Additional General Partner....................................35
         7.03         Effect of Bankruptcy, Withdrawal, Death or Dissolution  of a General
                               Partner...........................................................................36
         7.04         Removal of a General Partner...............................................................36

     ARTICLE VIII     RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............................................37
         8.01         Management of the Partnership..............................................................37
         8.02         Power of Attorney..........................................................................37
         8.03         Limitation on Liability of Limited Partners................................................38
         8.04         Redemption Right...........................................................................38
         8.05         Registration...............................................................................40

     ARTICLE IX       TRANSFERS OF PARTNERSHIP INTERESTS.........................................................44
         9.01         Purchase for Investment....................................................................44
         9.02         Restrictions on Transfer of Partnership Interests..........................................45
         9.03         Admission of Substitute Limited Partner....................................................46
         9.04         Rights of Assignees of Partnership Interests...............................................47
         9.05         Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner..............47
         9.06         Joint Ownership of Interests...............................................................47

     ARTICLE X        BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.................................................48
         10.01        Books and Records..........................................................................48
         10.02        Custody of Partnership Funds; Bank Accounts................................................48
         10.03        Fiscal and Taxable Year....................................................................48
         10.04        Annual Tax Information and Report..........................................................48
         10.05        Tax Matters Partner; Tax Elections; Special Basis Adjustments..............................49
         10.06        Reports to Limited Partners................................................................49

     ARTICLE XI       AMENDMENT OF AGREEMENT; MERGER.............................................................50
         11.01        Amendment of Agreement.....................................................................50
         11.02        Merger of Partnership......................................................................50

     ARTICLE XII      GENERAL PROVISIONS.........................................................................51
         12.01        Notices  51
         12.02        Survival of Rights.........................................................................51
         12.03        Additional Documents.......................................................................51
         12.04        Severability...............................................................................51
         12.05        Entire Agreement...........................................................................51
         12.06        Pronouns and Plurals.......................................................................51
         12.07        Headings 51
         12.08        Counterparts...............................................................................51
         12.09        Governing Law..............................................................................51


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


EXHIBITS

EXHIBIT A - Partners, Capital Contributions and Percentage Interests

EXHIBIT B - Notice of Exercise of Redemption Right

EXHIBIT C - Certification of Non-Foreign Status

EXHIBIT D - Notice of Election by Partner to Convert LTIP Units into OP Units

EXHIBIT E - Notice of Election by Partnership to Force Conversion of LTIP Units into OP Units



                                    - iii -



                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               COLUMBIA EQUITY, LP


                                    RECITALS

         Columbia Equity, LP (the "Partnership") was formed as a limited partnership under the laws of the Commonwealth of Virginia, pursuant to a Certificate of Limited Partnership filed with the Virginia State Corporation Commission effective as of October 1, 2004 and an Agreement of Limited Partnership entered into as of October 1, 2004, by and between Columbia Equity Trust, Inc., a Maryland corporation (the "General Partner" or the "Company"), and Oliver T. Carr, III (the "Original Limited Partner"). This First Amended and Restated Agreement of Limited Partnership is entered into this ____ day of __________, 2005 among the General Partner and the Limited Partners set forth on Exhibit A hereto, for the purpose of amending and restating the Agreement of Limited Partnership.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement of Limited Partnership to read in its entirety as follows:

                                   ARTICLE I

                                  DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "ACT" means the Virginia Revised Uniform Limited Partnership Act, as it may be amended from time to time.

         "ADDITIONAL FUNDS" has the meaning set forth in Section 4.03 hereof.

         "ADDITIONAL SECURITIES" means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in
Section 4.02(a)(ii).

         "ADJUSTMENT EVENT" has the meaning set forth in Section 4.04(a) hereof.

         "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the Company, including any salaries or other payments to directors, officers or employees of the Company, and any accounting and legal expenses of the Company, which expenses, the Partners have agreed, are expenses of the Partnership and not the Company, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to Properties or interests in a Subsidiary that are owned by the Company other than through its ownership interest in the Partnership.

         "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

         "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A.

         "AGREEMENT" means this First Amended and Restated Agreement of Limited Partnership.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "CAPITAL ACCOUNT" has the meaning provided in Section 4.06 hereof.

         "CAPITAL ACCOUNT LIMITATION" has the meaning set forth in Section 4.05(b) hereof.

         "CAPITAL CONTRIBUTION" means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

         "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value of the REIT Shares Amount on the date of receipt by the Partnership and the General Partner of a Notice of Redemption.

         "CERTIFICATE" means any instrument or document that is required under the laws of the Commonwealth of Virginia, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the Commonwealth of Virginia or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the Commonwealth of Virginia or such other jurisdiction.

         "CHARTER" means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company.

         "COMPANY" means Columbia Equity Trust, Inc., a Maryland corporation.

         "CONSTITUENT PERSON" has the meaning set forth in Section 4.05(f) hereof.

         "CONVERSION DATE" has the meaning set forth in Section 4.05(b) hereof.

         "CONVERSION FACTOR" means 1.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the Company receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the

Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

         "CONVERSION NOTICE" has the meaning set forth in Section 4.05(b) hereof.

         "CONVERSION RIGHT" has the meaning set forth in Section 4.05(a) hereof.

         "DEFAULTING LIMITED PARTNER" means a Limited Partner that has failed to pay any amount owed to the Partnership under a Partnership Loan within 15 days after demand for payment thereof is made by the Partnership.

         "DISTRIBUTABLE AMOUNT" has the meaning set forth in Section 5.02(c) hereof.

         "ECONOMIC CAPITAL ACCOUNT BALANCES" has the meaning set forth in
Section 5.01(g) hereof.

         "EQUITY INCENTIVE PLAN" means any equity incentive plan hereafter adopted by the Partnership or the Company, including the Company's 2005 equity incentive plan.

         "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

         "FORCED CONVERSION" has the meaning set forth in Section 4.05(c) hereof.

         "FORCED CONVERSION NOTICE" has the meaning set forth in Section 4.05(c) hereof.

         "GENERAL PARTNER" means the Company and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "GENERAL PARTNER LOAN" means a loan extended by the General Partner to a Defaulting Limited Partner in the form of a payment on a Partnership Loan by the General Partner to the Partnership on behalf of the Defaulting Limited Partner.

         "GENERAL PARTNERSHIP INTEREST" means a Partnership Interest held by the General Partner.

         "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as the Company, the General Partner or a director, officer or employee of the Company, the

Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the Company, General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "INDEPENDENT DIRECTOR" means a director of the Company who meets the NYSE requirements for an independent director as set forth from time to time.

         "LIMITED PARTNER" means any Person named as a Limited Partner on Exhibit A attached hereto, as it may be amended from time to time, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest held by a Limited Partner at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

         "LIQUIDATING GAINS" has the meaning set forth in Section 5.01(g) hereof.

         "LTIP UNIT" means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in
Section 4.04 hereof and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as it may be amended from time to time.

         "LTIP UNITHOLDER" means a Partner that holds LTIP Units.

         "LOSS" has the meaning provided in Section 5.01(h) hereof.

         "MAJORITY IN INTEREST" means Limited Partners holding a majority of the outstanding Limited Partnership Interests.

         "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1% or
(ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

         "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

         "NYSE" means the New York Stock Exchange.

         "OFFER" has the meaning set forth in Section 7.01(c) hereof.

         "OFFERING" means the underwritten initial public offering of REIT Shares by the Company.

         "OP UNIT" means an undivided, fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.01 and 4.02 hereof, but does not include any LTIP Unit or any other Partnership Unit designated as being other than an OP Unit.

         "OP UNIT ECONOMIC BALANCE" has the meaning set forth in Section
5.01(g).

         "OP UNIT TRANSACTION" has the meaning set forth in Section 4.05(f) hereof.

         "ORIGINAL LIMITED PARTNER" means Oliver T. Carr, III.

         "PARTNER" means any General Partner or Limited Partner.

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

         "PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units, LTIP Units, or other Partnership Units.

         "PARTNERSHIP LOAN" means a loan from the Partnership to the Partner on the day the Partnership pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.

         "PARTNERSHIP UNIT" means an OP Unit, an LTIP Unit, or any other fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as it may be amended from time to time.

         "PARTNERSHIP UNIT DISTRIBUTION" has the meaning set forth in Section 4.04(a) hereof.

         "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as it may be amended from time to time.

         "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

         "PROFIT" has the meaning provided in Section 5.01(h) hereof.

         "PROPERTY" means any property or other investment in which the Partnership, directly or indirectly, holds an ownership interest.

         "PROSPECTUS" means the final prospectus delivered to purchasers of REIT Shares in the Offering.

         "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount, as selected by the Partnership or as elected by the General Partner pursuant to Section 8.04(b) hereof.

         "REDEMPTION RIGHT" has the meaning provided in Section 8.04(a) hereof.

         "REDEMPTION SHARES" has the meaning set forth in Section 8.05(a) hereof.

         "REDEEMING LIMITED PARTNER" has the meaning provided in Section 8.04(a) hereof.

         "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the Company, (ii) costs and expenses relating to any public offering and registration, including the Offering, or private offering, of securities by the Company, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

         "REIT SHARE" means one share of Common Stock of the Company (or Successor Entity, as the case may be).

         "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of the number of OP Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

         "S-3 ELIGIBLE DATE" has the meaning set forth in Section 8.05(a) hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERVICE" means the Internal Revenue Service.

         "SPECIFIED REDEMPTION DATE" means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "SUBSIDIARY PARTNERSHIP" means any partnership or limited liability company in which the Company, a wholly-owned subsidiary of the Company or the Partnership owns a partnership or limited liability company interest.

         "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

         "SUCCESSOR ENTITY" has the meaning set forth in the definition of "Conversion Factor" contained herein.

         "SURVIVOR" has the meaning set forth in Section 7.01(d) hereof.

         "TAX MATTERS PARTNER" has the meaning set forth within Section 6231(a)(7) of the Code.

         "TRADING DAY" means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "TRANSACTION" has the meaning set forth in Section 7.01(c) hereof.

         "TRANSFER" has the meaning set forth in Section 9.02(a) hereof.

         "UNVESTED LTIP UNITS" has the meaning set forth in Section 4.04(c) hereof.

         "VALUE" means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the NYSE or any securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NYSE or any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on the NYSE or any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         "VESTED LTIP UNITS" has the meaning set forth in Section 4.04(c) hereof.

         "VESTING AGREEMENT" means each or any, as the context implies, Equity Incentive Plan entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

         "WITHHELD AMOUNT" means any amount required to be withheld by the Partnership to pay over to any taxing authority as a result of any allocation or distribution of income to a Partner.

                                   ARTICLE II

                            FORMATION OF PARTNERSHIP

         2.01 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership is Columbia Equity, LP. The specified office and place of business of the Partnership shall be 1750 H Street, N.W., Suite 500, Washington, D.C. 20006. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name of the Partnership's registered agent is Colin J. Smith, Esq., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is Watt, Tieder, Hoffer & Fitzgerald, LLP, 8405 Greensboro Drive, Suite 100, McLean, Virginia 22102. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

         2.02 PARTNERS.

                  (a) The General Partner of the Partnership is Columbia Equity Trust, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.

                  (b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as it may be amended from time to time.

         2.03 TERM AND DISSOLUTION.

                  (a) The term of the Partnership shall continue in full force and effect until December 31, 2075, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

                           (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement; (ii) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

                           (iii) The redemption of all Limited Partnership Interests (other than any such Limited Partnership Interests held by the General Partner), unless the General Partner determines to continue the term of the Partnership by the admission of one or more additional Limited Partners; or

                           (iv) The election by the General Partner that the Partnership should be dissolved.

                  (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

         2.04 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         2.05 CERTIFICATES DESCRIBING PARTNERSHIP UNITS. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

                  This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of Columbia Equity, LP, as amended from time to time.

                                  ARTICLE III

                           BUSINESS OF THE PARTNERSHIP

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to, or the Board of Directors determines that the Company shall no longer, qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company's current status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company. Notwithstanding the foregoing, the Limited Partners agree that the Company may terminate its status as a REIT under the Code at any time. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" taxable as a corporation for purposes of Section 7704 of the Code.

                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

         4.01 CAPITAL CONTRIBUTIONS. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.

         4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

                  (a) Issuances of Additional Partnership Interests.

                           (i) General. As of the effective date of this Agreement, the Partnership shall have two classes of Partnership Units, entitled "OP Units" and "LTIP Units." The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The General Partner's determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Interests are validly issued and fully paid. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Virginia law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) unless:

                                    (1) (A) the additional Partnership Interests
                  are issued in connection with an issuance of REIT Shares of or other interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) by the Partnership in accordance with this Section
                  4.02 and (B) the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the Company from the issuance of such shares of stock of or other interests in the Company;

                                    (2) the additional Partnership Interests are
                  issued in exchange for property owned by the General Partner (or any direct or indirect wholly-owned Subsidiary of the General Partner) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

                                    (3) the additional Partnership Interests are
                  issued to all Partners in proportion to their respective Percentage Interests.

         Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                           (ii) Upon Issuance of Additional Securities. The Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership; provided, however, that the Company is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the Company, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the Company is expressly authorized to issue Additional Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or pursuant to stock awards, including stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and restricted or other stock awards approved by the Board of Directors. For example, in the event the Company issues REIT Shares for a cash purchase price and the General Partner contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

                  (b) Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then the General Partner shall make a Capital Contribution of such net proceeds to the Partnership but shall receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to
         Section 4.02(a) hereof. Upon any such Capital Contribution by the General Partner, the General Partner's Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to
         Section 4.06 hereof.

                  (c) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.04 hereof or additional Capital Contributions by the General Partner would result in the Limited Partners (other than the General Partner), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the limited partners (other than the General Partner) of such partnership own at least the Minimum Limited Partnership Interest.

                  (d) COMPANY REPURCHASE OF CAPITAL STOCK. If the Company shall repurchase shares of any class of the Company's capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to redeem an equivalent number of Partnership Interests of the appropriate class held by the General Partner (which, in the case of Common Stock, shall be a number equal to the quotient of the number of shares of such Common Stock divided by the Conversion Factor) in the manner provided in Section 6.10.

         4.03 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may
(i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

         4.04 LTIP UNITS.

                  (a) Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.04 and the special provisions of Sections 5.01(g) and 4.05, LTIP Units shall be treated as OP Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners' Percentage Interests, holders of LTIP Units shall be treated as OP Unit holders and LTIP Units shall be treated as OP Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

                           (i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and LTIP Units. The following shall be Adjustment Events: (A) the Partnership makes a distribution on all outstanding OP Units in Partnership Units, (B) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or
         (C) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business OP Unit Transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the OP Units other than actions specifically described above as "Adjustment Events" and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer's certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

                           (ii) The LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per OP Unit (the "Partnership Unit Distribution"), paid to holders of OP Units on such Partnership Record Date established by the General Partner with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on OP Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.

                  (b) Priority. Subject to the provisions of this Section 4.04 and the special provisions of Sections 5.01(g) and 4.05, the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the OP Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of OP Units are entitled to transfer their OP Units pursuant to Article IX.

                  (c) Special Provisions. LTIP Units shall be subject to the following special provisions:

                           (i) Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as "Vested LTIP Units"; all other LTIP Units shall be treated as "Unvested LTIP Units."

                           (ii) Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.01(g), calculated with respect to the LTIP Unitholder's remaining LTIP Units, if any.

                           (iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.01(g).


                           (iv) Redemption. The Redemption Right provided to Limited Partners under Section 8.04 shall not apply with respect to LTIP Units unless and until they are converted to OP Units as provided in clause (v) below and Section 4.05.

                           (v) Conversion To OP Units. Vested LTIP Units are eligible to be converted into OP Units in accordance with Section 4.05.

                  (d) Voting. LTIP Unitholders shall (a) have the same voting rights as a holder of OP Units, with the LTIP Units voting as a single class with the OP Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of OP Units; but subject, in any event, to the following provisions:

                           (i) With respect to any OP Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.05(f) hereof, the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

                           (ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional OP Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into OP Units.

         4.05 CONVERSION OF LTIP UNITS.

                  (a) An LTIP Unitholder shall have the right (the "Conversion Right"), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units; provided, however, that a holder may not exercise the Conversion Right for less than

1,000 Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 4.05.

                  (b) A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.04. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the "Capital Account Limitation").

         In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a "Conversion Notice") in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the "Conversion Date") specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming OP Unit Transaction (as defined below in 4.05(f)) at least 30 days prior to the effective date of such OP Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the 10th day after such notice from the General Partner of a OP Unit Transaction or (y) the third business day immediately preceding the effective date of such OP Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.01. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.05(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.04(a) hereof relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the Conversion Date; provided, however, that the redemption of such OP Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership's redemption obligation with respect to such OP Units under Section 8.04(b) hereof by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The General Partner shall reasonably cooperate with an LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

                  (c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a "Forced Conversion") into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.04; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.05(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a "Forced Conversion Notice") in the form attached as Exhibit E to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.01.

                  (d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 4.05 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

                  (e) For purposes of making future allocations under
Section 5.01(g) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

                  (f) If the Partnership or the General Partner shall be a party to any OP Unit Transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership's assets, but excluding any OP Unit Transaction which constitutes an Adjustment Event) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a "OP Unit Transaction"), then the General Partner shall, immediately prior to the OP Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Partnership were sold at the OP Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the OP Unit Transaction (in which case the Conversion Date shall be the effective date of the OP Unit Transaction).

         In anticipation of such Forced Conversion and the consummation of the OP Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such OP Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such OP Unit holder failed to make such an election.

         Subject to the rights of the Partnership, the General Partner and the Parent under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable effort to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 4.05(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into OP Units in connection with the OP Unit Transaction that will
(i) contain provisions enabling the holders of LTIP Units that remain outstanding after such OP Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

         4.06 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation
Section 1.704-1(b)(2)(ii)(g) or (iv) the Partnership grants a Partnership Interest (other than a de minimis Partnership Interest) as consideration for the provision of services to or for the benefit of the Partnership to an existing Partner acting in a Partner capacity, or to a new Partner acting in a Partner capacity or in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 4.06. When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

         4.07 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.07, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

         4.08 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.


         4.09 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

         4.10 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                   ARTICLE V

                        PROFITS AND LOSSES; DISTRIBUTIONS

         5.01 ALLOCATION OF PROFIT AND LOSS.

                  (a) Profit. Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (b) Loss. Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (c) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the "economic risk of loss" of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

                  (d) Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-

1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

                  (e) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

                  (f) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

                  (g) Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 5.01(a) & (b) above, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that the OP Unit Economic Balance exceeds the OP Unit Economic Balance in existence at the time such LTIP Unit was issued. For this purpose, "Liquidating Gains" means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code. The "Economic Capital Account Balances" of the LTIP Unit holders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units. Similarly, the "OP Unit Economic Balance" shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner's share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner's ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.01(g), divided by (ii) the number of the General Partner's OP Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.01(g). The parties agree that the intent of this Section 5.01(g) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner's OP Units (on a per-Unit basis), but only if and to the extent that the Capital Account balance associated with the General Partner's OP Units has increased on a per-Unit basis since the issuance of the relevant LTIP Unit.

                  (h) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d) or 5.01(e). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The Partnership shall use the traditional method for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to the properties acquired by the Partnership in connection with the Offering. With respect to other properties acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

         5.02 DISTRIBUTION OF CASH.

                  (a) Subject to Section 5.02(c) hereof, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date.

                  (b) If a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

                  (c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the "Distributable Amount") equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Partnership Loan from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a General Partner Loan to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

         Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

                  (d) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

         5.03 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to
(i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

         5.04 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

         5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

         5.06 DISTRIBUTIONS UPON LIQUIDATION.

                  (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.

                  (b) For purposes of Section 5.06(a), the Capital Account of each Partner shall be determined after the following adjustments: (i) all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, and (ii) allocating to the General Partner an amount equal to the excess of (A) the value of the Partnership Units it received in exchange for Capital Contributions of the proceeds of an issuance of REIT Shares pursuant to Section 4.02(b) hereof over (B) the actual amount of its Capital Contributions pursuant to Section 4.02(b) hereof (i.e., as a result of any underwriters' discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance).

                  (c) Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

         5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                   ARTICLE VI

                             RIGHTS, OBLIGATIONS AND
                          POWERS OF THE GENERAL PARTNER

         6.01 MANAGEMENT OF THE PARTNERSHIP.

                  (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                           (i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

                           (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

                           (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

                           (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                           (v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

                           (vi) to guarantee or become a co-maker of indebtedness of any Subsidiary of the Company, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                           (vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

                           (viii) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                           (ix) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership's assets;

                           (x) to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership's business;

                           (xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                           (xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                           (xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

                           (xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                           (xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                           (xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                           (xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                           (xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                           (xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                           (xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

                           (xxi) to merge, consolidate or combine the Partnership with or into another person;

                           (xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code; and

                           (xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the

         Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

                  (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         6.02 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         6.03 INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

                  (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

                  (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  (d) The Partnership may purchase and maintain insurance, as an expense of the Partnership, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i) Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this
Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

         6.04 LIABILITY OF THE GENERAL PARTNER.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner, nor any of its directors, officers, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Company's stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the stockholders of the Company on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's or any of its officer's, director's, agent's or employee's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

         6.05 PARTNERSHIP OBLIGATIONS.

                  (a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

         6.06 OUTSIDE ACTIVITIES. Subject to Section 6.08 hereof, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

         6.07 EMPLOYMENT OR RETENTION OF AFFILIATES.

                  (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

                  (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

         6.08 GENERAL PARTNER ACTIVITIES. The General Partner agrees that, generally, all business activities of the General Partner, including activities pertaining to the acquisition, development, ownership of or investment in commercial office property or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner may make direct acquisitions or undertake business activities if such acquisitions or activities are made in connection with the issuance of Additional Securities and direct acquisition and issuance or the business activity has been approved by a majority of the Independent Directors.

         6.09 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         6.10 REDEMPTION OF GENERAL PARTNER PARTNERSHIP UNITS. In the event the Company redeems or repurchases any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such REIT Shares. Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed or repurchased by the Company pursuant to such offer, the Partnership shall redeem or repurchase an equivalent number of the General Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

                                  ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         7.01 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

                  (a) The General Partner shall not transfer all or any portion of its Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.01(c), (d) or (e).

                  (b) The General Partner agrees that its Percentage Interest will at all times be in the aggregate at least 1.0%.

                  (c) Except as otherwise provided in Section 7.01(d) or (e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner's state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a "Transaction"), unless at least one of the following conditions is met:

                           (i) the consent of a Majority in Interest (other than the Company, the General Partner or any Subsidiary) is obtained;

                           (ii) as a result of such Transaction all Limited Partners will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii) the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive for each Partnership Unit an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less in value than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

                  (d) Notwithstanding Section 7.01(c), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Survivor"), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.04 hereof so as to approximate the existing rights and obligations set forth in
Section 8.04 as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

                  In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with and subject in all respects to the exercise of the Board of Directors' fiduciary duties to the stockholders of the Company under applicable law.

                  (e) Notwithstanding anything in this Article VII,

                           (i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) any wholly-owned Subsidiary of such General Partner or the Company or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

                           (ii) the General Partner may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

         7.02 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

                  (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.04 hereof in connection with such admission shall have been performed;

                  (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                  (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

         7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

                  (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

                  (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.03 hereof by selecting, subject to
Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         7.04 REMOVAL OF A GENERAL PARTNER.

                  (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

                  (b) If a General Partner has been removed pursuant to this
Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 7.03(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a

Majority in Interest (excluding the General Partner) within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest (excluding the General Partner) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

                  (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

                  (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                  ARTICLE VIII

                             RIGHTS AND OBLIGATIONS
                             OF THE LIMITED PARTNERS

         8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

         8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         8.04 REDEMPTION RIGHT.

                  (a) Subject to Sections 8.04(b), 8.04(c), 8.04(d), 8.04(e) and
8.04(f) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to OP Units (including any LTIP Units that are converted into OP Units) held by them, each Limited Partner, other than the Company or the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership, provided that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The Redemption Right shall be exercised pursuant to a Notice of Exercise of Redemption Right in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Limited Partner"); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount; provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the OP Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 OP Units or, if such Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any OP Units so redeemed, to receive any distribution paid with respect to OP Units if the record date for such distribution is on or after the Specified Redemption Date.

                  (b) Notwithstanding the provisions of Section 8.04(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the Company shall acquire the OP Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the Company shall elect to exercise its right to purchase OP Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after the receipt by the Company of such Notice of Redemption.

         In the event the Company shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner's exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership, the General Partner and the Company shall treat the transaction between the Company and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner's OP Units to the Company. Each Redeeming Limited Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

                  (c) Notwithstanding the provisions of Section 8.04(a) and 8.04(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.04(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.04(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's, the General Partner's, the Partnership's or a Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares or OP Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.04(c).

                  (d) Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section
8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed OP Units hereunder to occur as quickly as reasonably possible.

                  (e) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner's exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit C. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner's exercise of the Redemption Right and if the Redemption

Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its OP Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Partner in redemption of its OP Units, and the Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

                  (f) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under
Section 7704 of the Code.

         8.05 REGISTRATION. Subject to the terms of any agreement between the General Partner and a Limited Partner with respect to OP Units held by such Limited Partner:

                  (a) Shelf Registration of the Common Stock. Within 30 days of the date on which the Company becomes eligible to use a registration statement on Form S-3 for the registration of securities under the Securities Act (the "S-3 Eligible Date"), the Company shall file with the Commission a shelf registration statement under Rule 415 of the Securities Act (a "Registration Statement"), or any similar rule that may be adopted by the Commission, covering
(i) the issuance of shares of Common Stock issuable upon redemption of the OP Units ("Redemption Shares") and/or (ii) the resale by the holder of the Redemption Shares, with respect to OP Units issued prior to the S-3 Eligible Date. With respect to OP Units issued on or after the S-3 Eligible Date, on such date or dates as may be set forth in any agreement between the Company and the Partnership and the holders of such OP Units; provided, however, that the Company shall be required to file only two such registrations in any twelve-month period. In connection therewith, the Company will:

                           (1) use its reasonable best efforts to have such Registration Statement declared effective;

                           (2) furnish to each holder of Redemption Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

                           (3) register or qualify the Redemption Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares;

         provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

                           (4) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

         The Company further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for such Registration Statement. Each Limited Partner agrees to furnish to the Company, upon request, such information with respect to the Limited Partner as may be required to complete and file the Registration Statement.

         In connection with and as a condition to the Company's obligations with respect to the filing of a Registration Statement pursuant to this Section 8.05, each Limited Partner agrees with the Company that:

                  (x) it will not offer or sell its Redemption Shares until (A) such Redemption Shares have been included in a Registration Statement and (B) it has received copies of a prospectus, and any supplement or amendment thereto, as contemplated by Section 8.05(a) hereof, and receives notice that the Registration Statement covering such Redemption Shares, or any post-effective amendment thereto, has been declared effective by the Commission;

                  (y) if the Company determines in its good faith judgment, after consultation with counsel, that the use of the Registration Statement, including any post-effective amendment thereto, or the use of any prospectus contained in such Registration Statement would require the disclosure of important information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of each Limited Partner to offer, sell or distribute its Redemption Shares pursuant to such Registration Statement or prospectus or to require the Company to take action with respect to the registration or sale of any Redemption Shares pursuant to a Registration Statement (including any action contemplated by this Section 8.05) will be suspended until the date upon which the Company notifies such Limited Partner in writing (which notice shall be deemed sufficient if given through the issuance of a press release) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

                  (z)in the case of the registration of any underwritten equity offering proposed by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan), each Limited Partner will agree, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any REIT

Shares or Redemption Shares (or any option or right to acquire REIT Shares or Redemption Shares) during the period commencing on the 10th day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a "take-down" from an effective shelf registration statement, the 10th day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by such managing underwriter in such written request to the Limited Partners; provided, however, that no Limited Partner shall be required to agree not to effect any offer, sale or distribution of its Redemption Shares for a period of time that is longer than the greater of 90 days or the period of time for which any senior executive of the Company is required so to agree in connection with such offering. Nothing in this paragraph shall be read to limit the ability of any Limited Partner to redeem its OP Units in accordance with the terms of this Agreement.

                  (b) Listing on Securities Exchange. If the Company shall list or maintain the listing of REIT Shares on any securities exchange or national market system, it will, at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

                  (c) Registration Not Required. Notwithstanding the foregoing, the Company shall not be required to file or maintain the effectiveness of a registration statement relating to Redemption Shares after the earlier of (i) the first date upon which, in the opinion of counsel to the Company, all of the Redemption Shares covered thereby could be sold by the holders thereof in any period of three months pursuant to Rule 144 under the Securities Act, or any successor rule thereto, or (ii) the second anniversary of the effective date of the Registration Statement.

                  (d) Allocation of Expenses. The Partnership shall pay all expenses in connection with the Registration Statement, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Company or the Partnership, which fees and expenses for such accountants or attorneys shall be for the account of the holders of the Redemption Shares, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, neither the Partnership nor the Company shall be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration that, according to the written instructions of any regulatory authority, the Partnership or the Company is not permitted to pay.

                  (e) Indemnification.

                           (i) In connection with the Registration Statement, the Company and the Partnership agree to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, preliminary prospectus or prospectus (as amended or supplemented if the General Partner shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the Company by the Limited Partner of the holder for use therein. The Company and each officer, director and controlling person of the Company and the Partnership shall be indemnified by each Limited Partner or holder of Redemption Shares covered by the Registration Statement for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or any omission, or alleged omission, based upon information furnished to the Company by the Limited Partner or the holder for use therein.

                           (ii) Promptly upon receipt by a party indemnified under this Section 8.05(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this
         Section 8.05(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this
         Section 8.05(e) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
         (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnified party shall have the right to separate counsel and the indemnifying party shall pay the reasonable fees and expenses of such separate counsel, provided that, the indemnifying party shall not be liable for more than one separate counsel). No indemnifying party shall be liable for any settlement entered into without its consent.

                  (f) Contribution.

                           (i) If for any reason the indemnification provisions contemplated by Section 8.05(e) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.05(f), the "Indemnifying Party") in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.05(f), the "Indemnified Party") as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

                           (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.05(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (iii) The contribution provided for in this Section 8.05(f) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

                                   ARTICLE IX

                       TRANSFERS OF PARTNERSHIP INTERESTS

         9.01 PURCHASE FOR INVESTMENT.

                  (a) Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner's Partnership Interests is made for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

                  (b) Subject to the provisions of Section 9.02, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in
Section 9.01(a) above.

         9.02 RESTRICTIONS ON TRANSFER OF PARTNERSHIP INTERESTS.

                  (a) Subject to the provisions of Sections 9.02(b), (c) and
(d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner's Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

                  (b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to
Section 9.05 below) of all of such Limited Partner's Partnership Units pursuant to this Article IX or pursuant to a redemption of all of such Limited Partner's OP Units pursuant to Section 8.04. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.

                  (c) Subject to Sections 9.02(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of such Limited Partner's Partnership Units to such Limited Partner's (i) parent or parent's spouse, (ii) spouse, (iii) natural or adopted descendant or descendants, (iv) spouse of such Limited Partner's descendant, (v) brother or sister, (vi) trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such Person(s) described in (i) through (v) above, of which trust such Limited Partner or any such Person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above, or (viii) if the Limited Partner is an entity, its beneficial owners.

                  (d) No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

                  (e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code),
(ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                  (f) Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

                  (g) Prior to the consummation of any Transfer under this
Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

         9.03 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

                  (a) Subject to the other provisions of this Article IX, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the satisfactory completion of the following:

                           (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                           (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                           (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

                           (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                           (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

                           (vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

                           (vii) The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

                  (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in
Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                  (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

         9.04 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

                  (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

                  (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

         9.05 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if such Limited Partner dies, such Limited Partner's executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner's committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner's estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of such Limited Partner's Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         9.06 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                   ARTICLE X

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

         10.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto,
(c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

         10.02 CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

                  (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

                  (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

         10.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

         10.04 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

         10.05 TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

                  (a) The General Partner shall be the Tax Matters Partner of the Partnership. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                  (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

                  (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

                  (d) To the extent consistent with final regulations following from proposed regulations published on May 24, 2005, regarding compensatory partnership interests: (i) the Partnership is authorized and directed to elect the safe harbor under which the fair market value of a partnership interest that is transferred in connection with the performance of services is treated as being equal to the "liquidation value" (as defined in the applicable regulations) of that interest; and (ii) the Partnership and each Partner (including any person to whom a partnership interest is transferred in connection with the performance of services) agrees to comply with all requirements of such safe harbor with respect to all partnership interests transferred in connection with the performance of services while the election remains effective. The Partnership also is authorized to take such actions as are necessary to achieve, under such final regulations, the effect that the actions referred to in (i) and (ii) would be intended to achieve under the proposed regulations, including amending this Agreement.

         10.06 REPORTS TO LIMITED PARTNERS.

                  (a) If the Company is required to furnish an annual report to its stockholders containing financial statements of the Company, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner. The annual financial statements shall be audited by accountants selected by the General Partner.

                  (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                   ARTICLE XI

                         AMENDMENT OF AGREEMENT; MERGER

         11.01 AMENDMENT OF AGREEMENT.

         The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of a Majority in Interest (other than the Company, the General Partner or any Subsidiary):

                  (a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners;

                  (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

                  (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

                  (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

                  (e) any amendment to this Article XI.

         11.02 MERGER OF PARTNERSHIP.

         The General Partner, without the consent of the Limited Partners, may
(i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Partnership in a transaction pursuant to Section 7.01(c) or (d) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI; provided, however, that the consent of a Majority in Interest shall be required in the case of (a) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (b) sale of all or substantially all of the assets of the Partnership in a transaction that is not pursuant to Section 7.01(c) or (d), hereof.

                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the General Partner and the Partnership shall be delivered at or mailed to its office address set forth in Section 2.01 hereof. The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

         12.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         12.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

         12.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         12.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         12.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         12.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

         12.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this First Amended and Restated Agreement of Limited Partnership, all as of the __ day of ____________, 2005.


                                         GENERAL PARTNER:


                                         COLUMBIA EQUITY TRUST, INC.


                                         By:
                                              ----------------------------------
                                              Name:   Oliver T. Carr, III
                                              Title:  President and Chief
                                                       Executive Officer

                                         LIMITED PARTNER:


                                         COLUMBIA EQUITY TRUST, INC.


                                         By:
                                              ----------------------------------
                                              Name:   Oliver T. Carr, III
                                              Its:    President and Chief
                                                      Executive Officer

                                         LIMITED PARTNER:


                                         CARR CAPITAL CORPORATION


                                         By:
                                              ----------------------------------
                                              Name:   Oliver T. Carr, III
                                              Its:    President

                                         LIMITED PARTNER:


                                         CARR CAPITAL REAL ESTATE INVESTMENTS,
                                         LLC

                                         By:  Carr Capital Corporation, its
                                              managing member


                                              By:
                                                  ------------------------------
                                                  Name:   Oliver T. Carr, III
                                                  Its:    President

                                         LIMITED PARTNER:


                                         CARR HOLDINGS, LLC


                                         By:
                                              ----------------------------------
                                              Name:   Oliver T. Carr, Jr.
                                              Its:    Manager

                                LIMITED PARTNER:


                                MEADOWS IV INVESTORS SPE, INC.


                                By:
                                        ----------------------------------------
                                        Name:    Oliver T. Carr, III
                                        Its:     President

                                LIMITED PARTNER:


                                THE OLIVER CARR COMPANY


                                By:
                                        ----------------------------------------
                                        Name:
                                        Its:

                                LIMITED PARTNER:




                                ----------------------------------------
                                            Lee Campbell

                                LIMITED PARTNER:




                                ----------------------------------------
                                         Oliver T. Carr, Jr.

                                LIMITED PARTNER:




                                ----------------------------------------
                                          Clinton D. Fisch


                                                and



                                ----------------------------------------
                                           Tracey E. Fisch,
                                     as tenants-by-the-entirety

                                LIMITED PARTNER:




                                ----------------------------------------
                                            Susan Freeling

                                LIMITED PARTNER:




                                ----------------------------------------
                                          Anson M. H. Klock

                                LIMITED PARTNER:




                                ----------------------------------------
                                        Felix S. Klock, II

                                LIMITED PARTNER:




                                ----------------------------------------
                                           Gregory Murdock

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               Oliver T. Carr, III

                                         LIMITED PARTNER:




                                         ----------------------------------
                                              John A. Schissel

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               Clinton D. Fisch

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               Christian H. Clifford

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               John M. Novack

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               Bruce M. Johnson

                                         LIMITED PARTNER:



                                         ----------------------------------
                                                  Robert J. McGovern

                                         LIMITED PARTNER:




                                         ----------------------------------
                                                   Rebecca L. Owen

                                         LIMITED PARTNER:



                                         ----------------------------------
                                                Hal A. Vasvari

                                         LIMITED PARTNER:




                                         ----------------------------------
                                                Thomas A. Young, Jr.

                                         LIMITED PARTNER:




                                         ----------------------------------
                                              Edward W. Schulze, Jr.

                                         LIMITED PARTNER:



                                         ----------------------------------
                                               Matthew T. Maccaroni

                                         LIMITED PARTNER:



                                          ----------------------------------
                                                Scott A. Nudelman

                                         LIMITED PARTNER:




                                         ----------------------------------
                                                Carmelita V. Jones

                                         LIMITED PARTNER:




                                         ----------------------------------
                                               K. Dominique Daschle

                                         LIMITED PARTNER:




                                         ----------------------------------
                                                 Patsy J. Gross

                                         LIMITED PARTNER:




                                         ----------------------------------
                                                 Michael J. Hartnett

                                    EXHIBIT A

                         (As of                  , 2005)
                                -----------------

                                                                    Agreed
                                                                    Value of
                                                 Cash               Capital            OP           LTIP          Percentage
Partner                                      Contribution         Contribution        Units         Units          Interest
-------                                      ------------         ------------        -----         -----          --------
GENERAL PARTNER:
Columbia Equity Trust, Inc............        $                   $
                                               -----------         ----------
1750 H Street, N.W.
Suite 500
Washington, D.C.  20006

LIMITED PARTNERS:
Columbia Equity Trust, Inc............        $                   $
                                               -----------         ----------
[TO COME]


                                   TOTALS     $                   $                                                100.00000%
                                               ===========         ==========        ========                      ==========

                                  Exhibit A-1

                                    EXHIBIT B

                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

         In accordance with Section 8.04 of the First Amended and Restated Agreement of Limited Partnership (the "Agreement") of Columbia Equity, LP, the undersigned hereby irrevocably (i) presents for redemption ________ OP Units in Columbia Equity, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such OP Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

         Dated:________ __, _____

         Name of Limited Partner:

                                           -------------------------------------
                                           (Signature of Limited Partner)


                                           -------------------------------------
                                           (Mailing Address)


                                           -------------------------------------
                                           (City)  (State)  (Zip Code)

                                           Signature Guaranteed by:


                                           -------------------------------------

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

                                   Exhibit B-1

                                    EXHIBIT C

For Redeeming Limited Partners that are entities:

                       CERTIFICATION OF NON-FOREIGN STATUS

         Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests ("USRPIs"), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Columbia Equity Trust, Inc. (the "Company") and Columbia Equity, LP (the "Partnership") that no withholding is required with respect to the redemption by ____________ ("Partner") of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1. Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.       Partner is not a disregarded entity as defined in Treasury Regulation
         Section 1.1445-2(b)(2)(iii).

3.       The U.S. employer identification number of Partner is _____________.

4. The principal business address of Partner is: ________________________, __________________________ and Partner's place of incorporation is
         _____________.

5. Partner agrees to inform the Company if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6. Partner understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

                                        PARTNER:

                                        ----------------------------------------

                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Its:
                                                --------------------------------


                                   Exhibit C-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:
       -----------------                 ---------------------------------------
                                         Name:
                                         Title:



                                   Exhibit C-2

For Redeeming Limited Partners that are individuals:

                       CERTIFICATION OF NON-FOREIGN STATUS

         Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests ("USRPIs"), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Columbia Equity Trust, Inc. (the "Company") and Columbia Equity, LP (the "Partnership") that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I, ___________, hereby certify the following:

1.       I am not a nonresident alien for purposes of U.S. income taxation.

2.       My U.S. taxpayer identification number (social security number) is
         _____________.

3.       My home address is: _________________________________________________.

4. I agree to inform the Company promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5. I understand that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.


                                      --------------------------------------
                                      Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.


Date:
       -----------------                 ---------------------------------------
                                         Name:
                                         Title:


                                   Exhibit C-3

                                   Exhibit D-1

                                    EXHIBIT D

        NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO OP UNITS


         The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in Columbia Equity, LP (the "Partnership") set forth below into OP Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and
(ii) directs that any cash in lieu of OP Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
               -----------------------------------------------------------------
                   (Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:
                                     --------------------------------

Date of this Notice:
                    ---------------------------------

      --------------------------------------------------------------------------
      (Signature of Holder: Sign Exact Name as Registered with Partnership)


      --------------------------------------------------------------------------
      (Street Address)


      --------------------------------------------------------------------------
      (City)                      (State)                       (Zip Code)

                  Signature Guaranteed by:
                                          --------------------------------------

                                  Exhibit D-1

                                    EXHIBIT E

         NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP
                              UNITS INTO OP UNITS

         Columbia Equity, LP (the "Partnership") hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
                 ---------------------------------------------------------------
                 (Please Print:  Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:
                                     -------------------------------
Date of this Notice:
                    --------------------------------------------



                                   Exhibit E-1